UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2007

ENTRADE INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-15303	52-2153008
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Central Avenue, Northfield, Illinois 60093

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 441-6650

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 414a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On March 14, 2007, Entrade Inc. (the “Company”) through its 80% owned subsidiary, Nationwide Auction Finance, LLC, entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), with Cogent Financial Group (“Cogent”), pursuant to which the Company acquired substantially all of the assets of Cogent, for approximately $55 million. The entire purchase price is being financed by an existing lender to the Company, as evidenced by an amendment to the existing Loan and Security Agreement between the Company and the existing lender (the “Loan Amendment”). The terms of the Loan Amendment are currently being negotiated, but it is expected that the Loan Amendment will carry an annual interest rate of approximately 12%, and will be payable over a period of 5 years.

Cogent is a financial services company specializing in the servicing of motor vehicle and other retail installment contracts.

Exhibits. To be provided when available.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 for a description of the Asset Purchase Agreement and the Loan Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2007	Entrade Inc. (Registrant)

/s/ Peter R. Harvey
Peter R. Harvey President and Chief Executive Officer